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Investor Relations
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investorrelations@markelcorp.com

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PRESS RELEASE

MARKEL ISSUES STATEMENT

Richmond, VA, December 6, 2018

Markel Corporation (NYSE: MKL) said today that after having been contacted on November 30, 2018, it is fully cooperating with inquiries by US and Bermuda authorities into loss reserves recorded in late 2017 and early 2018 at Markel CATCo Investment Management Ltd and its subsidiaries. These inquiries are limited to Markel CATCo Investment Management Ltd and its subsidiaries and do not involve other Markel Corporation companies. Outside counsel has been retained to conduct an internal review. The company has no further statement at this time.

About Markel Corporation
Markel Corporation is a diverse financial holding company serving a variety of niche markets. The Company’s principal business markets and underwrites specialty insurance products. In each of the Company’s businesses, it seeks to provide quality products and excellent customer service so that it can be a market leader. The financial goals of the Company are to earn consistent underwriting and operating profits and superior investment returns to build shareholder value. Visit Markel Corporation on the web at www.markelcorp.com.

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